                                                                      Exhibit 11

El Paso Electric Company
Computation of Earnings Per Share
(In Thousands Except for Share Data)



                                                                  Three Months Ended June 30,         Six Months Ended June 30,
                                                                -------------------------------    -------------------------------
                                                                     1999             1998             1999              1998
                                                                -------------     -------------    -------------     -------------
Net income applicable to common stock:
     Income before extraordinary item                                $ 7,038          $ 10,071          $ 4,313          $ 17,063
     Extraordinary loss on repurchases of debt,
         net of income tax benefit                                    (1,183)                -           (1,183)                -
                                                                -------------     -------------    -------------     -------------
         Net income applicable to common stock                       $ 5,855          $ 10,071          $ 3,130          $ 17,063
                                                                =============     =============    =============     =============

Basic earnings per common share:
     Weighted average number of common
         shares outstanding                                       60,206,105        60,169,436       60,208,059        60,167,618
                                                                =============     =============    =============     =============

     Net income per common share:
         Income before extraordinary item                            $ 0.117           $ 0.167          $ 0.072           $ 0.284
         Extraordinary loss on repurchases of debt,
             net of income tax benefit                                (0.020)            -               (0.020)            -
                                                                -------------     -------------    -------------     -------------
               Net income                                            $ 0.097           $ 0.167          $ 0.052           $ 0.284
                                                                =============     =============    =============     =============

Diluted earnings per common share:
     Weighted average number of common
         shares outstanding                                       60,206,105        60,169,436       60,208,059        60,167,618
                                                                -------------     -------------    -------------     -------------
     Effect of dilutive potential common stock options
         based on the treasury stock method using
         average market price:
             Quarter ended March 31                                        -                 -                -           262,998
             Quarter ended June 30                                   385,405           538,986          385,405           538,986
             Quarter ended September 30                                    -                 -                -                 -
             Quarter ended December 31                                     -                 -                -                 -
     Effect of dilutive potential restricted common stock
         based on the treasury stock method using
         average market price:
             Quarter ended March 31                                        -                 -                -            14,496
             Quarter ended June 30                                    29,186            31,840           29,186            31,840
             Quarter ended September 30                                    -                 -                -                 -
             Quarter ended December 31                                     -                 -                -                 -
                                                                -------------     -------------    -------------     -------------
                                                                     414,591           570,826          414,591           848,320
             Divided by number of quarters                                 1                 1                2                 2
                                                                -------------     -------------    -------------     -------------
                 Net effect of dilutive potential common stock       414,591           570,826          207,296           424,160
                                                                -------------     -------------    -------------     -------------
     Weighted average number of common shares and
         dilutive potential common shares outstanding             60,620,696        60,740,262       60,415,355        60,591,778
                                                                =============     =============    =============     =============

     Net income per common share:
         Income before extraordinary item                            $ 0.116           $ 0.166          $ 0.071           $ 0.282
         Extraordinary loss on repurchases of debt,
             net of income tax benefit                                (0.019)            -               (0.019)            -
                                                                -------------     -------------    -------------     -------------
             Net income                                              $ 0.097           $ 0.166          $ 0.052           $ 0.282
                                                                =============     =============    =============     =============


                                                                      Exhibit 11

El Paso Electric Company
Computation of Earnings Per Share
(In Thousands Except for Share Data)




                                                                                    Twelve Months Ended June 30,
                                                                            ----------------------------------------------
                                                                                    1999                     1998
                                                                            ---------------------    ---------------------
Net income applicable to common stock:
     Income before extraordinary items                                                  $ 29,616                 $ 42,933
     Extraordinary gain on discharge of debt,
         net of income tax expense                                                         3,343                        -
     Extraordinary loss on repurchases of debt,
         net of income tax benefit                                                        (1,183)                       -
                                                                            =====================    =====================
         Net income applicable to common stock                                          $ 31,776                 $ 42,933
                                                                            =====================    =====================
Basic earnings per common share:
     Weighted average number of common
         shares outstanding                                                           60,188,290               60,151,260
                                                                            =====================    =====================
     Net income per common share:
         Income before extraordinary items                                               $ 0.492                  $ 0.714
         Extraordinary gain on discharge of debt,
             net of income tax expense                                                     0.056                        -
         Extraordinary loss on repurchases of debt,
             net of income tax benefit                                                    (0.020)                       -
                                                                            =====================    =====================
               Net income                                                                $ 0.528                  $ 0.714
                                                                            =====================    =====================

Diluted earnings per common share:
     Weighted average number of common
         shares outstanding                                                           60,188,290               60,151,260
                                                                            ---------------------    ---------------------
     Effect of dilutive potential common stock options
         based on the treasury stock method using
         average market price:
             Quarter ended March 31                                                            -                  262,998
             Quarter ended June 30                                                       385,405                  538,986
             Quarter ended September 30                                                  457,905                  220,412
             Quarter ended December 31                                                   479,130                  299,744
     Effect of dilutive potential restricted common stock
         based on the treasury stock method using
         average market price:
             Quarter ended March 31                                                            -                   14,496
             Quarter ended June 30                                                        29,186                   31,840
             Quarter ended September 30                                                   35,468                   12,636
             Quarter ended December 31                                                    39,433                   16,496
                                                                            ---------------------    ---------------------
                                                                                       1,426,527                1,397,608
             Divided by number of quarters                                                     4                        4
                                                                            ---------------------    ---------------------
                 Net effect of dilutive potential common stock                           356,632                  349,402
                                                                            ---------------------    ---------------------
     Weighted average number of common shares and
         dilutive potential common shares outstanding                                 60,544,922               60,500,662
                                                                            =====================    =====================

     Net income per common share:
         Income before extraordinary items                                               $ 0.489                  $ 0.710
         Extraordinary gain on discharge of debt,
             net of income tax expense                                                     0.055                        -
         Extraordinary loss on repurchases of debt,
             net of income tax benefit                                                    (0.019)                       -
                                                                            =====================    =====================
             Net income                                                                  $ 0.525                  $ 0.710
                                                                            =====================    =====================